As filed with the Securities and Exchange Commission on January 24, 2014.

Registration No. 333-180406

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)
_______________________

MARYLAND	36-4150422
(State of incorporation)	(I.R.S. employer identification number)

200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601
(Address of principal executive offices, including zip code)

JONES LANG LASALLE INCORPORATED
AMENDED AND RESTATED
STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

MARK J. OHRINGER
EXECUTIVE VICE PRESIDENT AND SECRETARY
JONES LANG LASALLE INCORPORATED
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601
(312) 782-5800
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. Large accelerated filer [ X ] Accelerated filer [    ] Non-accelerated filer [    ] Smaller Reporting Company [ ]

_______________________

EXPLANATORY NOTE

This Post-Effective Amendment (“Post-Effective Amendment”) is related to the Registration Statement on Form S-8 (File No. 333-180406) related to the Jones Lang LaSalle Incorporated Amended and Restated Stock Award and Incentive Plan (the “Plan”).

Jones Lang LaSalle Incorporated (the “Registrant”) is filing this Post-Effective Amendment to correct the file number of the previous Registration Statement (“Previous Registration Statement”) referred to and made pursuant to General Instruction E of the instruction to Form S-8 which incorporates by reference the contents of such Previous Registration Statement. The Registrant inadvertently made a clerical error and incorporated by reference the contents of the Registration Statement with File No. 333-122887 instead of File No. 333-133887.

This Post-Effective Amendment corrects such clerical error and incorporates by reference the contents of the earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 8, 2006 (File No. 333-133887).

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Exhibit
23.1	Power of Attorney (included in the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on January 24, 2014.

JONES LANG LASALLE INCORPORATED

By:	/s/ Christie B. Kelly
Name:	Christie B. Kelly
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin Dyer, Christie B. Kelly and Mark J. Ohringer his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Mark J. Ohringer as attorney-in fact for	President, Chief Executive Officer	January 24, 2014
Colin Dyer	and Director (Principal Executive
Colin Dyer	Officer)

/s/ Christie B. Kelly	Executive Vice President and Chief	January 24, 2014
Christie B. Kelly	Financial Officer (Principal
Officer)

/s/ Mark J. Ohringer as attorney-in fact for	Controller (Principal Accounting	January 24, 2014
Mark K. Engel	Officer)
Mark K. Engel

SIGNATURE	TITLE	DATE

/s/ Mark J. Ohringer as attorney-in fact for	Chairman of the Board of Directors	January 24, 2014
Sheila A. Penrose	and Director
Sheila A. Penrose

/s/ Mark J. Ohringer as attorney-in fact for	Director	January 24, 2014
Hugo Bagué
Hugo Bagué

/s/ Mark J. Ohringer as attorney-in fact for	Director	January 24, 2014
DeAnne Julius
DeAnne Julius

/s/ Mark J. Ohringer as attorney-in fact for	Director	January 24, 2014
Ming Lu
Ming Lu

/s/ Mark J. Ohringer as attorney-in fact for	Director	January 24, 2014
Martin H. Nesbitt
Martin H. Nesbitt

/s/ Mark J. Ohringer as attorney-in fact for	Director	January 24, 2014
David B. Rickard
David B. Rickard

/s/ Mark J. Ohringer as attorney-in fact for	Director	January 24, 2014
Roger T. Staubach
Roger T. Staubach